Exhibit 99.1

FirstEnergy Corp.	For Release: April 23, 2025
341 White Pond Drive
Akron, Ohio 44320
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Karen Sagot
(330) 384-5247	(330) 761-4286

FirstEnergy Announces First Quarter 2025 Financial Results

Reports significant improvement in first quarter 2025 GAAP earnings of $0.62 per share and Core Earnings (non-GAAP) of $0.67 per share, versus 2024 GAAP earnings of $0.44 per share and Core Earnings of $0.49 per share

On track with 2025 $5 billion investment plan with more than $1 billion in customer-focused capital investments in the first quarter, supporting five-year Energize365 program of $28 billion through 2029

Affirms full-year 2025 Core Earnings guidance of $2.40 to $2.60 per share and
6-8% compounded annual Core Earnings growth rate target from 2025 through 2029

AKRON, Ohio – FirstEnergy Corp. (NYSE: FE) today reported first quarter 2025 GAAP earnings of $360 million, or $0.62 per basic and diluted share, on revenue of $3.8 billion. This compares to first quarter 2024 GAAP earnings of $253 million, or $0.44 per basic and diluted share, on revenue of $3.3 billion. GAAP results include the impact of special items listed below.

Core Earnings (non-GAAP) for the first quarter of 2025 were $0.67 per share, a significant improvement from first quarter 2024 Core Earnings of $0.49 per share.

“We are off to a great start in 2025,” said Brian X. Tierney, FirstEnergy Board Chair, President and Chief Executive Officer. “First quarter Core Earnings were in line with our plan and reflect solid execution of our regulated strategies and strong financial discipline. In fact, all of our key financial metrics significantly improved year over year and are consistent with, or better than, our internal plan. As we look to the balance of the year, we are on track to meet the 2025 Core Earnings guidance.”

FirstEnergy affirmed its 2025 Core Earnings guidance range of $2.40 to $2.60 per share, based on 578 million shares outstanding, and its 6-8% targeted compound Core Earnings growth rate from 2025 through 2029. This growth is supported by the company’s five-year, $28 billion capital investment plan, Energize365, which includes $5 billion in targeted investments in 2025.

Compared to the first quarter of 2024, Core Earnings benefited from the impact of new base rates in Pennsylvania, West Virginia and New Jersey, growth in rate base under formula rate programs, lower financing costs and normal weather-related demand. These were partially offset by higher operating expense due to increased maintenance requirements and deferred cost recovery from approved rate cases, and dilution related to the equity interest sale in FirstEnergy Transmission (FET) that closed in March 2024.

Total distribution deliveries increased more than 4% compared to the mild first quarter of 2024, when heating degree days were 15% below normal. Sales increased 10% to residential customers and more than 5% in the commercial sector, while industrial sales decreased nearly 3%.

First quarter Core Earnings in the Distribution segment increased $0.10 per share compared to the first quarter of 2024 as a result of new base rates in Pennsylvania, which were effective Jan. 1, 2025, and stronger customer demand.

In the Integrated segment, Core Earnings increased $0.10 per share compared to the first quarter of 2024, as a result of the new base rates in New Jersey and West Virginia, which were effective during the latter part of the first quarter of 2024, strong rate base growth in formula rate programs, including transmission rate base growth of 19%, and higher customer demand.

In the Stand-Alone Transmission segment, Core Earnings decreased $0.04 per share compared to the first quarter of 2024. Rate base growth of more than 10%, resulting from capital investments that increased 16% versus the first quarter of 2024, was offset by dilution from the FET equity interest investment, which closed in March 2024.

In Corporate/Other, results improved $0.02 per share compared to the first quarter of 2024 due to lower financing costs associated with lower long-term holding company debt of $560 million and lower average revolver borrowings of $450 million.

Consolidated GAAP Earnings Per Share (EPS) to Core EPS (non-GAAP) Reconciliation

	Three Months Ended March 31,
	2025	2024
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$360	$253
Basic – EPS (GAAP)	$0.62	$0.44
Excluding Special Items:
FE Forward cost to achieve	—	0.01
Investigation and other related costs	0.03	0.03
Net Pension/OPEB credits	(0.01)	(0.03)
Regulatory credits	—	(0.01)
Reorganization costs	0.03	—
Signal Peak earnings impact	—	(0.03)
Strategic transaction charges	—	0.08
Total Special Items	0.05	0.05
Core EPS (Non-GAAP)	$0.67	$0.49

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rate ranges from 21% to 29%. Basic EPS (GAAP), and Core EPS (non-GAAP) are based on 577 million shares for the first quarter of 2025 and 574 million shares for the first quarter 2024.

Non-GAAP Financial Measures

We refer to certain financial measures, including Core Earnings (non-GAAP) per share (“Core EPS”), as “non-GAAP financial measures,” which are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) and exclude the impact of “special items” from earnings attributable to FirstEnergy Corp., as reflected in the table above. Core EPS is calculated based on the weighted average number of common shares outstanding in the respective period.

Management uses these non-GAAP financial measures to evaluate the company’s and its segments’ performance and manage its operations and frequently references these non-GAAP financial measures in its decision-making, using them to facilitate historical and ongoing performance comparisons. Management believes that the non-GAAP financial measures of Core Earnings and Core EPS, including by segment, provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the company against its peer group by presenting period-over-period operating results without the effect of certain special items that may not be consistent or comparable across periods or across the company’s peer group. These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures, which for Core EPS is EPS attributable to FirstEnergy Corp. (GAAP), as reconciled in the above table. Also, such non-GAAP financial measures may not be comparable to similarly titled measures used by other entities.

Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special Items for the period can be found in more detail in the Company’s Strategic and Financial Highlights, available at www.firstenergycorp.com/ir.

Forward-Looking Non-GAAP Measures
A quantitative reconciliation of forward-looking non-GAAP measures, including 2025 Core EPS and compound annual Core EPS growth rate projections, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. Specifically, management cannot, without unreasonable effort, predict the impact of these special items in the context of Core EPS guidance and compound annual Core EPS growth rate projections because these items, which could be significant, are difficult to predict and may be highly variable. In addition, the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. Forward-looking statements, including these special items, are based upon current expectations and are subject to factors that could cause actual results to differ materially from those suggested here, including those factors set forth under “Forward-Looking Statements,” below.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights presentation is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. It can be accessed through the First Quarter 2025 Financial Results link. Important information may be disseminated initially or exclusively via the company’s Investor Information website; investors should consult the site to access this information.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 9:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results followed by a question-and-answer session. The teleconference and presentation can be accessed on the Investor Information website by selecting the First Quarter 2025 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its electric distribution companies form one of the nation's largest investor-owned electric systems, serving more than 6 million customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy online at www.firstenergycorp.com and on X @FirstEnergyCorp.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management and unless the context requires otherwise, references to “we,” “us,” “our” and “FirstEnergy” refers to FirstEnergy Corp. and its subsidiaries. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 and settlements with the U.S. Attorney’s Office for the Southern District of Ohio and the Securities and Exchange Commission (“SEC”); the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation and similar proceedings, particularly regarding HB 6 related matters; changes in national and regional economic conditions, including recession, volatile interest rates, inflationary pressure, supply chain disruptions, higher fuel costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; variations in weather, such as mild seasonal weather variations and severe weather conditions (including events caused, or exacerbated, by climate change, such as wildfires, hurricanes, flooding, droughts, high wind events and extreme heat events) and other natural disasters, which may result in increased storm restoration expenses or material liability and negatively affect future operating results; the potential liabilities and increased costs arising from regulatory actions or outcomes in response to severe weather conditions and other natural disasters; legislative and regulatory developments, and executive orders, including, but not limited to, matters related to rates, energy regulatory policies, compliance and enforcement activity, cyber security, climate change, and diversity, equity and inclusion; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions, and the loss of FirstEnergy Corp.’s status as a well-known seasoned issuer; the risks associated with physical attacks, such as acts of war, terrorism, sabotage or other acts of violence, and cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits through establishing a culture of continuous improvement and our other strategic and financial goals, including, but not limited to, executing Energize365, our transmission and distribution investment plan, executing on our rate filing strategy, controlling costs, improving credit metrics, maintaining investment grade ratings, strengthening our balance sheet and growing earnings; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations and may also cause it to make contributions to its pension sooner or in amounts that are larger than currently anticipated; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, our generation resource planning in West Virginia, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets, including those sites impacted by the legacy coal combustion residual rules that were finalized during 2024, and the Environmental Protection Agency’s reconsideration of such rule; changes to environmental laws and regulations, including, but not limited to, federal and state rules related to climate change, and potential changes to such laws and regulations as a result of the U.S. presidential administration; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, emerging technology, particularly with respect to electrification, energy storage and distributed sources of generation; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings and potential changes to such laws and regulations as a result of the new U.S. presidential administration; the ability to meet our publicly-disclosed goals relating to climate-related matters, opportunities, improvements, and efficiencies, including FirstEnergy’s Greenhouse gas reduction goals’ and the risks and other factors discussed from time to time in FirstEnergy Corp.’s SEC filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by the FirstEnergy Corp. Board at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s Form 10-K, Form 10-Q and in other filings with the SEC. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.

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